SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                        September 24, 1997
                         (Date of report)

                      PMC INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

       Colorado                 0-14937               84-0627374
      (State of        (Commission file number)     (IRS Employer
    incorporation                                   Identification
   or organization)                                    Number)

                555 Seventeenth Street, 14th Floor
                         Denver, CO 80202
             (Address of principal executive offices)

                          (303) 292-1177
       (Registrant's telephone number, including area code)

                      PMC INTERNATIONAL, INC.

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On September 24, 1997, PMC International, Inc. ("PMCI" or "the Company") completed its acquisition (the "Acquisition") of ADAM Investment Services, Inc. ("ADAM"), a Delaware corporation, and its wholly owned subsidiary, Optima Funds, Inc., ("Optima") a Georgia corporation, pursuant to a Stock Purchase Agreement dated July 25, 1997 ("the Agreement") among the Company, ADAM and ADAM's shareholders. PMCI acquired all of the issued and outstanding shares of common stock of ADAM from its shareholders in consideration for payment of $5 million at closing and two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the Acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the Acquisition, not to exceed $2.0 million.

The Acquisition will be accounted for using the purchase method of accounting. Mr. Michael T. Wilkinson, the majority beneficial owner of ADAM, entered into a four-year Non-Compete Agreement in connection with the Acquisition and Messrs. Scott A. MacKillop, President of ADAM; Gary A. Miller, Senior Vice President and Chief Investment Officer of ADAM; and Michael J. Flinn, Senior Vice President and National Sales Manager of ADAM, all greater than 5% beneficial owners of ADAM, entered into employment agreements in connection with the Acquisition. In addition, Mr. MacKillop was appointed an Executive Vice President and the Chief Operating Officer of PMCI.

The foregoing discussion of the Agreement, Mr. Wilkinson's Non-Compete Agreement and Mr. MacKillop's Employment Agreement are qualified in their entirety by reference to the terms of such agreements, which constitute exhibits hereto and are incorporated herein by reference.

The Acquisition was funded from the proceeds of a private placement of PMCI common stock which also closed on September 24, 1997. The Company raised approximately $7.3 million by selling 4,882,996 shares of PMCI common stock at $1.50 per share.

Prior to the Acquisition, ADAM and its subsidiary Optima were independent providers of mutual fund asset allocation products and services to investment advisors and brokers/dealers, with principal officers in Atlanta, Georgia.

                      PMC INTERNATIONAL, INC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 (a)   Financial statements of businesses acquired

The following financial statements of ADAM Investment Services, Inc. and Subsidiary, together with the related independent auditors' report, are filed herewith.

 i.    Consolidated Balance Sheets as of  December 31, 1996 and
       1995;
 ii. Consolidated Statement of Income for the years ended December 31, 1996 and 1995;
 iii. Consolidated Statement of Stockholders' Equity for the years ended December 31, 1996 and 1995; and
 iv. Consolidated Statement of Cash Flows for the years ended December 31, 1996 and 1995

 (b)   Pro Forma financial information

The following unaudited pro forma consolidated financial statements of the Company and related notes to unaudited pro forma consolidated financial statements are filed herewith.

 i.    Unaudited Pro Forma Consolidated Statement of Income for the
       Year Ended December 31, 1996;
 ii.   Unaudited Pro Forma Consolidated Balance Sheet June 30, 1997; and
 iii. Unaudited Pro Forma Consolidated Statement of Income for the 6 months ended June 30, 1997;

  (c)  Exhibits

 The following exhibits are filed herewith or incorporated by reference:

 2.1 Stock Purchase Agreement among PMC International, Inc., Michael T. Wilkinson, Scott A. MacKillop, Gary A. Miller, Michael J. Flinn, Jared L. Shope, Graham L. Guy, John W. Burgin, and ADAM Investment Services, Inc., dated as of July 25, 1997
 2.2 Non-Compete Agreement between ADAM Investment Services, Inc., and Michael T. Wilkinson
 2.3   Employment Agreement between ADAM Investment Services,
       Inc., and Scott A. MacKillop

                      PMC INTERNATIONAL, INC.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PMC International, Inc.

                           \s\ Kenneth S. Phillips
                           Kenneth S. Phillips
Date:  October 9, 1997     President & Chief Executive Officer

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               REPORT OF INDEPENDENT PUBLIC ACCOUNTS

To the Board of Directors of
ADAM Investment Services, Inc. and Subsidiary

We have audited the consolidated balance sheet of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Faucett, Taylor & Associates, P.C.
March 20, 1997

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               REPORT OF INDEPENDENT PUBLIC ACCOUNTS

To the Board of Directors of
ADAM Investment Services, Inc. and Subsidiary

We have audited the consolidated balance sheet of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Faucett, Taylor & Associates, P.C.
March 15, 1996

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEET
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                            ASSETS
                                          1996            1995
CURRENT ASSETS
  Cash and cash equivalents          $ 733,359       $ 581,025
  Marketable securities (notes 2 & 6)   46,612          28,525
  Accounts receivable                  121,359         165,894
  Receivable - related parties
   (note 3)                            303,119         201,009
  Prepaid expenses (note 2)            864,673         932,884
  Deferred tax asset (note 4)          111,000         126,000
                                --------------   -------------
   Total current assets              2,180,122       2,035,337

FURNITURE & EQUIPMENT(1)(note 2)       204,390         234,958

OTHER ASSETS
  Goodwill(2)                          712,289         585,659
                                --------------   -------------

   Total assets                    $ 3,096,801     $ 2,855,954
                                ==============   =============


             LIABILITIES AND STOCKHOLDERS' EQUITY

                                          1996            1995
CURRENT LIABILITIES
  Accounts payable                   $ 571,562       $ 228,769
  Accrued interest                      32,633          22,000
  Deferred revenue (note 2)          1,068,567       1,188,878
  Income taxes payable (note 4)         53,320          71,437
  Notes payable, current
    portion                            210,884         280,153
                                --------------   -------------
   Total current liabilities         1,936,966       1,791,237


DEFERRED TAX  LIABILITY (note 4)        17,142          14,142

NOTES PAYABLE net of current
  portion                              360,000         466,768
                                --------------   -------------
  Total liabilities                  2,314,108       2,272,147

MINORITY INTEREST                          -0-          24,935

STOCKHOLDERS' EQUITY                   782,693         558,872
                                --------------   -------------
   Total liabilities &
     stockholders' equity          $ 3,096,801     $ 2,855,954
                                ==============   =============

 (1)   net of accumulated depreciation of $485,867 in fiscal year
       1996; $408,647 in fiscal year 1995.
 (2)   net of accumulated amortization of $87,334 in fiscal year
       1996; $34,451 in fiscal year 1995.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                                  1996                       1995
                          ......................   ......................

ADVISORY SERVICE FEES                $15,389,734              $15,015,933

COMMISSIONS EXPENSE                   11,005,780               10,784,083
                                        --------                 --------
ADVISORY SERVICE NET PROFIT            4,383,954                4,231,850

OTHER INCOME:
  Other service fees                     199,294                  202,081
  Investment income                       23,029                   15,244
                                        --------                 --------
                                       4,606,277                4,449,175
OPERATING EXPENSES
  Salaries, payroll
    taxes & benefits      $2,252,668               $2,298,586
  Professional fees          493,574                  391,186
  Office expenses            335,611                  331,365
  Rent                       339,928                  282,965
  Travel, entertainment
   & other                   234,083                  138,402
  Marketing & publication     75,222                  121,462
  Depreciation &
   amortization              134,793                  110,590
  Equipment rental            60,067                   59,721
  Insurance                   46,626                   42,802
  Other taxes                 31,545                   32,016
  Maintenance & repairs       30,825                   29,668
  Contract labor              17,918                   27,772
  Other misc. expenses        18,964                   26,569
  Data processing              9,819                   12,390
  Net realized losses
   on investments                  0                    7,513
  Allocation to/from
   related parties (note 3)   (9,527)  4,072,116      (15,417)  3,897,590
                             --------   --------     --------    --------
  Net operating income                   534,161                  551,585

INTEREST EXPENSE                          53,957                   57,599
                                        --------                 --------
Net income before
  income taxes &
  minority interest                      480,204                  493,986

INCOME TAXES (note 4)
  Current tax expense        208,752                  169,608
  Deferred tax expense        18,000     226,752       15,000     184,608
                            --------    --------     --------    --------
Net income before
  minority income                        253,452                  309,378

MINORITY INTEREST                          1,820                      989
                                        ========                 ========
  Net income                            $251,632                 $310,367
                                        ========                 ========

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                 YEAR ENDED DECEMBER 31, 1996

             -------  ---------  -------     --------  ---------   --------
                      ADDITIONAL                       UNREALIZED
            (1)COMMON  PAID IN   RETAINED    TREASURY   HOLDING
             STOCK     CAPITAL   EARNINGS     STOCK     GAIN(LOSS)   TOTAL
             -------  ---------  -------     --------  ---------   --------

BALANCE
December
31, 1995     $1,000  $1,341,783 $(358,911) $(425,806)     $806     $ 558,872

NET INCOME                        251,632                            251,632

CHANGE IN
UNREALIZED
GAIN(LOSS)                                                 269           269

(2)DIVIDENDS                      (28,080)                           (28,080)
            -------   ---------   -------   -------- ---------      --------
BALANCE
December
31, 1996     $1,000  $1,341,783 $(135,359) $(425,806)   $1,075      $782,693
            =======  ========== =========  =========  ========    ==========



                     YEAR ENDED DECEMBER 31, 1995

             -------  ---------  -------     --------  ---------   --------
                      ADDITIONAL                       UNREALIZED
            (2)COMMON  PAID IN   RETAINED    TREASURY   HOLDING
             STOCK     CAPITAL   EARNINGS     STOCK     GAIN(LOSS)   TOTAL
             -------  ---------  -------     --------  ---------   --------

BALANCE
December
31, 1994     $1,000  $1,315,377 $(641,198)    $  -0-   $(9,772)     $666,007

PURCHASE
OF
TREASURY
STOCK                                       (600,000)               (600,000)

SALE OF
TREASURY
STOCK                    25,806              174,194                 200,000

NET INCOME                        310,367                            310,367

CHANGE IN
UNREALIZED
GAIN(LOSS)                                              10,578        10,578

(3)DIVIDENDS                      (28,080)                           (28,080)

             -------  ---------  -------     --------  ---------   --------
BALANCE
December
31, 1995    $1,000  $1,341,783 $(358,911) $(425,806)     $806      $558,872
            ======= ========== ========== ==========  ========   ==========
(1) Common stock authorized and issued is 1,000 shares with 783 shares outstanding in 1996 with $1 par value.
(2) Common stock authorized and outstanding is 1,000 shares in 1995 with $1 par value.
(3) Dividends paid at the rate of $28 per share for common stock.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                                              1996        1995
Cash flows from operating activities
  Net income                              $ 251,632   $ 310,367
                                          ---------   ---------
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
   Net realized loss on investments             -0-       7,513
   Depreciation & amortization              134,793     110,590
   Deferred taxes                            18,000      15,000
   Minority interest                          1,820        (989)
   Change in receivable - related parties  (102,110)   (114,591)
   Change in accrued expenses                10,633      22,000
   Change in accounts receivable             44,535     206,071
   Change in prepaid expense                 68,211     105,974
   Change in accounts payable               342,793     (74,823)
   Change in income taxes payable           (18,117)    (26,328)
   Change in deferred revenue              (120,311)   (187,562)
                                          ---------   ---------
   Total adjustments                        380,247      62,855
                                          ---------   ---------
  Net cash provided by operating
   activities                               631,879     373,222
                                          ---------   ---------

Cash flows from investing activities
  Purchase of furniture & equipment         (51,342)    (92,088)
  Payment for purchase of subsidiary         (6,268)   (419,758)
  Proceeds from sale of marketable
    securities                                  -0-     498,685
  Purchase of marketable securities         (17,818)     (5,882)
                                          ---------   ---------
  Net cash used by investing activities     (75,428)    (19,043)
                                          ---------   ---------

Cash flows from financing activities
  Proceeds from notes payable                   -0-     427,074
  Repayment of notes payable               (376,037)   (160,153)
  Purchase of treasury stock                    -0-    (120,000)
  Dividends paid                            (28,080)    (28,080)
                                          ---------   ---------
  Net cash provided by financing
   activities                              (404,117)    118,841
                                          ---------   ---------

  Increase in cash and cash equivalents     152,334     473,020

Cash & cash equivalents, beginning of
  year                                      581,025     108,005
                                          ---------   ---------

Cash & cash equivalents, end of year      $ 733,359   $ 581,025
                                          =========   =========

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
                        1996          1995
      Interest       $ 46,901       $35,599
      Income taxes   $226,869       $98,622

Supplemental disclosure of noncash investing and financing activities:

      In fiscal year 1996, the Company purchased the remaining 25% of the capital stock of Optima Funds Management, Inc., with a note payable of $200,000.

      In fiscal year 1996, the Company also recorded a net unrealized gain on investments in the stockholders' equity account of $269.

      In fiscal year 1995, the Company purchased treasury stock of $600,000 for cash of $120,000 and a note payable of $480,000. The Company exchanged shares of treasury stock at a gain of $25,806 which was included in additional paid in capital.

      In fiscal year 1995, the Company purchased 75% of the capital stock of Optima Funds Management, Inc., as follows:
                                                   (FY 1995)
      Fair value of net assets acquired           $  77,770
      Goodwill                                      620,110
                                                  ---------
      Total purchase price                         $697,880
                                                  =========

      Consideration exchanged:
                                                   (FY 1995)
      Cash                                         $464,600
      Payable                                        33,280
      Treasury Stock                                200,000
                                                   --------
      Total consideration exchanged                $697,880
                                                   ========

      In fiscal year 1995, the Company also recorded a net unrealized gain on investments in the stockholders' equity account of $10,578.


Disclosure of accounting policy:
For purposes of the statement of cash flows, the Company considers all cash on deposit with a maturity of three months or less to be cash equivalents.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

1. ORGANIZATION

ADAM Investment Services, Inc., ("the Company") was incorporated under the laws of the State of Delaware on April 3, 1980, and is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. The Company offers investment advisory services to clients throughout the United States. One of the Company's primary investment services is a managed account program used by investment advisors who market the service to their investment clients. The Company marketed this service to investment advisors in prior years through Advisory Consulting Group, Inc.
(ACG). The Company took over this marketing during 1996 and plans on continuing to market its own products. The Company earns fees for the investment management services provided to clients. Investment advisers using the service with their clients pay the Company annual fees for training, marketing materials and support.

The Company acquired 75% of Optima Funds Management, Inc. in March 1995 and acquired the remaining 25% in February 1996. Optima Funds Management, Inc., registered with the Securities and Exchange Commission on April 27, 1987 as an investment adviser.

 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Consolidation - The accompanying financial statements include the accounts of the Company and it holly owned subsidiary, Optima
Funds Management, Inc. Intercompany transactions and balances have been eliminated in consolidation.

Revenue and commission recognition - The Company earns fees from clients for investment services provided. The Company typically bills its fees in advance on a quarterly basis. Billed but unearned fees are reflected in the accompanying consolidated balance sheet as deferred revenue. Investment service fees are recognized as income as the services are provided.

The Company pays a commission to subscribers for investment clients who contract to use The ADAM Network. Commissions are based on a percentage of the fee income earned by the Company and commissions are typically paid in advance on a quarterly basis. Commissions paid in advance are included in prepaid expenses in the accompanying consolidated balance sheet and amounted to $784,635 at December 31, 1996 and $853,406 at December 31,
1995. Prepaid commissions are recognized as an expense as the related fee income is recognized.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (CONTINUED)

Marketable securities - The Company has adopted FAS Statement 115 on accounting for certain investments in debt and equity securities. Under the FAS Statement 115, the Company's marketable securities are classified as available-for-sale, trading, or held to maturity securities are classified as available-for-sale, trading, or held to maturity securities according to management's intentions. At both December 31, 1996 and 1995, all of the Company's marketable securities were available-for-sale (see Note 9).

Furniture and equipment - Furniture and equipment are carried at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which is five years.

Furniture and equipment at the balance sheet date consists of the following:
                                        1996       1995
       Equipment                    $          $
                                     432,781    386,634
       Furniture                     217,685    217,180
       Leasehold Improvements         39,791     39,791
                                   ---------  ---------
                                     690,257    643,605

       Less accumulated
       depreciation                 (485,867)  (408,647)
                                   =========  =========
                                   $ 204,390  $ 234,958
                                   =========  =========

Credit Risk - There are funds in excess of the federally insured amounts for the Company of $1,106,857 in fiscal year 1996 and $479,997 in fiscal year 1995. However, due to the rating and stability of the financial institution at which these funds are held, management believes credit risk is minimal.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

3. RELATED PARTY TRANSACTIONS

The Company is affiliated with LCG Holdings, Inc. ("LCG") through partial common ownership and management. LCG provides certain administrative and other services for the Company. Management has estimated LCG's costs for these services at $503,379 in fiscal year 1996 and $484,583 in fiscal year 1995 which consist of salaries and benefits, rent, and other administrative costs in the approximate amounts of $320,389; $49,613; and $133,377 respectively in fiscal year 1996 and of $328,000; $36,000; and $120,000 respectively in fiscal year 1995.

The Company provides data processing services for LCG. Management has estimated the cost of such services to be $512,906 in fiscal year 1996 and $500,000 in fiscal year 1995 which consists of salaries and benefits, rent and other administrative costs in the approximate amounts of $286,877; $119,977; and $106,032, respectively for fiscal year 1996 and $297,000; $161,000; and $42,000, respectively for fiscal year 1995. These expenses are included in the Company's accompanying consolidated statement of income.

The Company and LCG have charged each other for the estimated costs of providing these services to each other. These related party charges are presented in the accompanying consolidated statement of income on a net basis as allocations to/from related parties. The gross and net amount of these charges are:

                                                1996          1995
Company charges to LCG for data
   processing services                     $ (512,906)   $ (500,000)
LCG charges to the Company for
  management and
  administrative services                     503,379       484,583
                                            ---------     ---------
Net related party cost allocation          $   (9,527)   $  (15,417)
                                           ==========    ==========

At December 31, 1996 the Company had a receivable from LCG in the amount of $303,119 which was repaid January 16, 1997. At December 31, 1995 the Company had a receivable from LCG in the amount of $201,009.

 4.    DEFERRED TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes under FAS 109 are classified as current or noncurrent depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the timing differences are expected to reverse.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

4.  DEFERRED TAXES (CONTINUED)

Temporary differences giving rise to the deferred tax asset or liability result from recognition of deferred revenues, prepaid expenses and depreciation expense, as well as, the tax benefit of net operating loss carryforwards.

The Company has available at December 31, 1996 and 1995 an unused operating loss carryforward that expires in 2005 which may be applied against future taxable income. Due to the change in ownership from the purchase of the Company in 1992, the operating losses available for use are limited by tax regulations to $3,115 per year, which was reported in fiscal year 1996 as $28,035 through  2005  and in  fiscal  year  1995  as a  total  of  $31,150 through 2005.

The Company's effective income tax rate is higher than what would be expected if the federal statutory rate were applied to income from continuing operations primarily because of income recognized and expenses deductible for tax purposes that are not recognized for financial reporting purposes.

 5.    DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution plan that covers all full time employees 21 years of age and older who have completed one year of service. Contributions to the plan by employees are limited to 15% of their salary. The Company matches the employee contributions 50% up to a maximum amount which is the lesser of 6% of the employee's salary or the IRS limitation. The Company contribution is at the discretion of the Board of Directors. Contributions paid to the plan by the Company were $35,106 in 1996 and $18,984 in 1995.

The vesting schedule is as follows:
      Years of Service                         Percentage
                                                 Vested
      -----------------                     -----------------
             1                                     20
             2                                     40
             3                                     60
             4                                     80
             5                                    100

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

6.  MARKETABLE SECURITIES

Following is a summary of investment securities classified as available-for-sale at December 31, 1996 and December 31, 1995:

                                                       Gross Unrealized
                Fair Value          Amortized Cost       Holding Gain
             -----------------    -----------------   -----------------

                1996     1995        1996     1995       1996      1995
              ........ ........    .......  ........   ........  .......

Mutual Funds  $29,078   $11,810   $28,003    $11,004    $ 1,075    $ 806
Money Funds    17,534    16,715    17,534     16,715        -0-      -0-
             --------  --------   -------   --------   --------  -------
              $46,612   $28,525   $45,537    $27,719    $ 1,075    $ 806
             ========  ========   =======   ========   ========  =======

Realized gains and losses are determined on the average cost method. During 1996 and 1995 sales proceeds and gross realized gains and losses on securities classified as available for sale were:

                       1996        1995

Sales proceeds           NA    $ 498,685
                  ==========   =========
Gross realized
losses                $ 115      $ 8,722
                  ==========   =========
Gross realized
gains                 $ 302      $ 1,209
                  ==========   =========


Stockholders' equity included an unrealized holding gain on available-for-sale securities of $1,075 for 1996 and $806 for 1995.

 7.    SUBSEQUENT EVENT

On February 1, 1996, the Company purchased the minority interest in Optima Funds Management, Inc., with a $200,000 note payable.

 8.    MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

9. NOTES PAYABLE

The Company had nine notes payable in 1996 and eight notes payable in 1995 to stockholders of the Company with an aggregate amount due of $210,884 in fiscal year 1996 of which $90,884 was current in fiscal year 1996 and an aggregate amount due of $266,921 in fiscal year 1995. The notes require quarterly principal and interest payments and bear interest at the rate of 11% per annum and matured April 1, 1997.

The Company has a note payable to a former stockholder of the Company, reported as $360,000 in fiscal year 1996 of which $120,000 is current and $480,000 in fiscal year 1995. The note requires annual principal and interest payments and bears interest at the rate of 5% per annum and matures February 9, 1999.

                          1996        1995
Notes payable         $ 570,884   $ 746,921
Less: Current
  portion              (210,844)   (280,153)
                     ----------  ----------
Long term             $ 360,000   $ 466,768
                     ==========  ==========


Principal maturities of long term debt for the next five years and in aggregate are as follows:
  as reported in Consolidated Financial Statements for Year Ended
                         December 31, 1996
     Years Ending December 31                 Amount
               1997                         $210,884
               1998                          160,000
               1999                          160,000
               2000                           40,000
               2001                               -0-
                                     ---------------
                                           $ 570,884
                                     ===============

  as reported in Consolidated Financial Statements for Year Ended
                         December 31,1995
     Years Ending December 31                 Amount
               1996                        $ 280,153
               1997                          226,768
               1998                          120,000
               1999                          120,000
               2000                              -0-
                                     ---------------
                                           $ 746,921
                                     ===============

                      PMC INTERNATIONAL, INC.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial  information
is  based  upon  the   historical   financial   statement   of  PMC
International, Inc. and the historical financial statement of ADAM Investment Services, Inc. and Subsidiary.

The unaudited pro forma consolidated balance sheet presents the combined financial position of PMC International, Inc. and ADAM Investment Services, Inc. as of June 30, 1997, using the purchase
method  of  accounting.   Accordingly,  the  combined  identifiable
assets and liabilities of the Companies have been adjusted to their estimated fair values based upon a preliminary purchase price of $5,000,000.

The unaudited pro forma consolidated statement of income for the year ended December 31, 1996, assumes the business combination occurred on January 1, 1996, and includes the historical operations of PMC International, Inc., for the year ended December 31, 1996, and the historical operations of ADAM Investment Services, Inc. for the fiscal year ended December 31, 1996, adjusted for the pro forma effects of the business combination.

The unaudited pro forma consolidated statement of income for the six months ended June 30, 1997, assumes the business combination occurred on January 1, 1997, and includes the historical operations of PMC
International, Inc., for the six months ended June 30, 1997, and the historical operation of ADAM Investment Services, Inc. for the six months ended June 30, 1997, adjusted for the pro forma effects of the business combination.

The following unaudited consolidated pro forma financial information has been prepared based upon assumptions deemed appropriate by PMC International, Inc. and are not necessarily indicative of the consolidated financial position or results of operation if the business combination had been consummated on the assumed dates and are not necessarily indicative of the actual results of the future operations of the combined companies.

                      PMC INTERNATIONAL, INC.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED
                         DECEMBER 31, 1996

                                                    Pro          PMCI/ADAM
                            PMCI        ADAM       Forma          combined
                                                 Adjustment
REVENUE:
  Investment
   management fees      $9,634,992  15,389,734                 $ 25,024,726
  Other income             451,889     222,323                      674,212
                         ---------   ---------    ---------       ---------
     Total revenue      10,086,881  15,612,057            0      25,698,938


EXPENSES:
  Investment mgr.
    and other fees       5,580,846  11,005,780                   16,586,626
  Salaries and
    benefits             3,487,811   2,286,180                    5,773,991
  Clearing charges
    and user fees          813,239       9,819                      823,058
  Advertising and
    promotion              830,140     309,305                    1,139,445
  General and
    administrative         845,767     124,460                      970,227
  Software
    development costs      132,392           0                      132,392
  Occupancy and
    equipment costs      1,149,084     830,860                    1,979,944
  Professional fees        763,086     511,492                    1,274,578
  Settlement expenses      155,000           0                      155,000
  Interest                 331,008      53,957                      384,965
  Goodwill
    amortization - ADAM                             537,620(1)      537,620
                         ---------   ---------    ---------       ---------
     Total expenses     14,088,373  15,131,853      537,620      29,757,846

Net income before
    income taxes &
    minority interest  $(4,001,492)  $ 480,204    $(537,620)    $(4,058,908)

INCOME TAXES:
  Current tax expense            0     208,752                      208,752
  Deferred tax
    expense                      0      18,000                       18,000
                         ---------   ---------     ---------      ---------
     Net income
       before minority
       interest         (4,001,492)    253,452     (537,620)     (4,285,660)

MINORITY INTEREST:               0       1,820                        1,820
                         ---------    ---------   ---------       ---------
   Net income (loss)   $(4,001,492)  $ 251,632   $ (537,620)    $(4,287,480)
                         =========   =========    =========       =========
Net income (loss)
   per common share      $  (0.71)    $ 322.61                      $ (0.40)
                         =========    ========                    =========

WEIGHTED AVERAGE OF
  SHARES OUTSTANDING    5,702,036          780                   10,804,880
                        =========    =========                    =========

(1) The adjustment of $537,620 reflects twelve months of amortization cost of the ADAM goodwill ($5,376,202 amortized over 120 months.)

                      PMC INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          JUNE 30, 1997

                           PMCI          ADAM        Pro          PMCI/ADAM
                                                    Forma         combined
                                                 Adjustment

Cash & cash equivalents $3,109,724    $ 79,338   $7,324,494 (1) $ 4,824,217
                                                   (564,339)(2)
                                                 (5,125,000)(3)
Receivables:
Investment management
 fees                      970,554     161,421                    1,131,975
Other receivables          140,494     111,000                      251,494
                         ---------   ---------    ---------       ---------
  Total                  4,220,772     351,759    1,635,155       6,207,686

Furniture & equipment
  (net)                  1,252,174     165,161                    1,417,335
Software development
  (net)                    493,872           0                      493,872
Prepaid expenses &
  other assets             713,120     747,447                    1,460,567
Long term note
  receivables              564,946           0                      564,946
Goodwill (net)                   0     685,240    5,125,000 (3)   5,376,202
                                                   (434,038)(3)
                         ---------   ---------    ---------       ---------
                        $7,244,884  $1,949,607   $6,326,117     $15,520,608
Total assets             =========   =========    =========       =========

LIABILITIES
Account payable            754,693     294,023         $  0       1,048,716
Accrued expenses           511,481      10,500            0         521,981
Other liabilities          106,193      19,294            0         125,487
Deferred revenue           551,489     831,752            0       1,383,241
Notes payable               10,619      40,000            0          50,619
Obligations under
  capital lease            369,682           0            0         369,682
                         ---------   ---------     ---------      ---------
Total current
  liabilities            2,304,157   1,195,569            0       3,499,726

Note payable - long
  term                           0     320,000            0         320,000
                         ---------   ---------     ---------      ---------
Total liabilities       $2,304,157  $1,515,569           $0      $3,819,726

SHAREHOLDERS' EQUITY
Preferred stock           $345,455         $ 0          $ 0      $  345,455
Common stock               366,664       1,000       (1,000)(3)     415,494
                                                     48,830 (1)

Treasury stock (ADAM)           0     (425,806)     425,806 (3)           0

Additional paid in
 capital               16,208,069    1,341,784   (1,341,784)(3)  22,919,394
                                                  7,275,664 (1)
                                                   (564,339)(2)

Accumulated deficit   (11,979,461)    (482,940)     482,940 (3) (11,979,461)
                         ---------   ---------    ---------       ---------
TOTAL SHAREHOLDERS'
EQUITY                  4,940,727      434,038    6,326,117      11,700,882

TOTAL LIABILITIES &
SHAREHOLDERS' EQUITY  $ 7,244,884   $1,949,607  $ 6,326,117     $15,520,608

                        =========    =========    =========       =========

(1) The adjustment of $7,324,494 reflects the proceeds of the PMC International common stock offering (4,882,996 shares, .01 par value at $1.50/share).
(2) The adjustment of $564,339 reflects corporate finance fees paid to Keefe, Bruyette & Woods, Inc., related to the PMC
     International common stock offering.
(3) The adjustment reflects the ADAM acquisition price of $5,000,000; costs incurred related to the ADAM acquisition of $125,000; and the inclusion of ADAM's equity at 6/30/97 of $434,038.

                      PMC INTERNATIONAL, INC.

        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED
                         JUNE 30, 1997

                                                     Pro          PMCI/ADAM
                           PMCI         ADAM        Forma          combined
                                                  Adjustments
REVENUE:
  Investment
    management fees    $5,618,982   $6,433,532                   12,052,514
  Other income            232,224       83,305                      315,529
                         --------     --------      --------       ---------
     Total revenue      5,851,206    6,516,837            0      12,368,043


EXPENSES:
  Investment mgr.
    and other fees      2,734,674    4,641,176                    7,375,850
  Salaries and
    benefits            2,138,957    1,292,960                    3,431,917
  Clearing charges
    and user fees         277,655            0                      277,655
  Advertising and
    promotion             416,730      117,552                      534,282
  General and
    administrative        585,049      189,522                      774,571
  Software
    development costs      85,683            0                       85,683
  Occupancy and
    equipment costs       607,754      346,424                      954,178
  Professional fees       300,708      235,978                      536,686
  Interest                 16,121       14,830                       30,951
  Goodwill
    Amortization - Optima       0       27,049      (27,049)              0
  Goodwill
    Amortization - ADAM         0            0      268,810(1)      268,810
                        --------      --------    ---------       ---------
     Total expenses     7,163,331    6,865,491      241,761      14,270,583

NET income (loss)
  before income taxes  (1,312,125)    (348,654)    (241,761)     (1,902,540)


INCOME TAXES                    0            0            0               0
                         --------     --------     --------       ---------
    Net income (loss)  (1,312,125)    (348,654)    (241,761)     (1,902,540)
                         ========     ========     ========       =========

Net loss per common
  share                    $(0.09)    $(451.04)                     $ (0.10)
                          =======     ========                      =======
WEIGHTED AVERAGE
  NUMBER OF SHARES
  OUTSTANCING          14,523,220         773                    19,406,216
                         ========    ========                     =========

(1) The adjustment of $268,810 reflects the six months of amortization cost of the ADAM goodwill ($5,376,202 amortized over 120 months).